UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2012

FleetCor Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35004	72-1074903
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5445 Triangle Parkway, Suite 400, Norcross, Georgia		30092
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(770) 449-0479

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2012, FleetCor Technologies, Inc. (the "Company") entered into the second amendment (the "Amendment") to its five-year, $900 million Credit Agreement (the "Credit Agreement"), by and among the Company, as guarantor, FleetCor Technologies Operating Company, LLC, the other Guarantors, the Lenders party thereto and Bank of America, N.A., as administrative agent. The amendment adds an additional term loan of $250 million and increases the borrowing limit on the revolving line of credit from $600 million to $850 million. The Company also revised the option to increase the facility from an additional $150 million to an additional $250 million. In addition, the amendment makes certain modifications to the Credit Agreement’s limitations on restricted payments. As amended, the Credit Agreement provides for a $550 million term loan facility and a $850 million revolving credit facility. The interest rates on the amended Credit Agreement did not change.

The Company anticipates using the increased facility primarily to help fund future acquisitions, for working capital and other general corporate purposes, including to potentially fund share repurchases from certain of its significant legacy investors. The terms and timing of any future repurchases would be subject to the discretion of the Company’s board of directors and the Company currently does not have any specific plans.

At this time there are no other material relationships between the Company and the various parties to the above disclosed agreement. Affiliates of the parties to the agreement disclosed above and the Company have engaged one another and may engage one another in the future in the ordinary course of business.

The above description of the Amendment is a summary and is qualified in its entirety by reference to the full text of the executed document, which is filed as Exhibit 10.1 hereto, respectively.

On November 7, 2012, the Company issued a press release regarding the Amendment, which is attached hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated by reference into the Item 2.03.

Item 9.01 Financial Statements and Exhibits.

10.1 Second Amendment to the Credit Agreement, dated November 6, 2012, by and among FleetCor Technologies, Inc. and certain of its subsidiaries, as borrowers and guarantors, Bank of America, N.A., as administrative agent and the other lenders party thereto.

99.1 Press Release of FleetCor Technologies, Inc. dated November 7, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FleetCor Technologies, Inc.

November 7, 2012	By:	Eric R. Dey

Name: Eric R. Dey
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to the Credit Agreement, dated November 6, 2012, by and among FleetCor Technologies, Inc. and certain of its subsidiaries, as borrowers and guarantors, Bank of America, N.A., as administrative agent and the other lenders party thereto.
99.1	Press Release of FleetCor Technologies, Inc. dated November 7, 2012.